EXHIBIT 10.01

FORM OF
ELEMENTUM HOLDING LTD.
RESTRICTED SHARE PURCHASE AGREEMENT
This Restricted Share Purchase Agreement (the “Agreement”) is made as of [insert date] by and between Elementum Holding Ltd., an exempted company incorporated in the Cayman Islands (the “Company”), and [insert name] (the “Executive”).
AGREEMENT
In consideration of the mutual covenants and representations set forth below, the Company and the Executive agree as follows:
1.Issue of Restricted Shares. Upon the date of this Agreement (the “Issue Date”), the Company will issue to Executive, and Executive will accept and subscribe for from the Company, [_______] Class B Shares in the capital of the Company (the “Shares”) in consideration for services performed or to be performed by the Executive for the Flextronics Group. For the avoidance of doubt, such services shall include services to the Company or for the benefit of the Company. The Shares are issued subject to the provisions of the Second Amended and Restated Memorandum and Articles of Association of the Company, as the same may be amended (the “M&AA”) and subject to the vesting terms set forth in Section 7 below and the terms governing the treatment of the Shares as set forth in Section 8 below. The Shares issued hereunder are not intended to be treated as a capital interest and instead are intended to be treated as a profits interest in a partnership within the meaning of U.S. Internal Revenue Service Revenue Procedures 93-27 and 2001-43 as of the date that the Shares are issued. The Floor Amount (as such term is defined in the M&AA) is $[______________].

2.Delivery of Share Certificate. If required by the Executive, the Company will issue, as promptly hereafter as practicable, a share certificate, registered in the name of the Executive, reflecting the Shares and will arrange for the Company's Register of Members to be updated accordingly.

3.Limitation on Payments. In the event that any of the benefits provided for in this Agreement or otherwise payable to the Executive (i) constitute “parachute payments” within the meaning of Section 280G of the U.S. Internal Revenue Code, as amended (the “Code”), and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Executive’s benefits under this Agreement shall be either

(1)delivered in full, or

(2)delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Executive on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Any reduction in payments and/or benefits required by this Section 3 will occur in the following order: (1) reduction of cash payments; (2) reduction of vesting acceleration of equity awards; and (3) reduction of other benefits paid or provided to Executive. In the event that acceleration of vesting of equity awards is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant for Executive’s equity awards. If two or more equity awards are granted on the same date, each award will be reduced on a pro-rata basis. In no event will Executive exercise any discretion with respect to the ordering of any reductions of payments or benefits under this Section 3.

Unless the Company and the Executive otherwise agree in writing, any determination required under this Section 3 shall be made in writing by the Company’s independent public accountants or a national “Big Four” accounting firm selected by the Company (the “Accountants”), whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this Section 3, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 3. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 3.

4.Tax Matters.

(a)Executive has reviewed with Executive’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. Executive is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Executive understands that Executive (and not the Company) shall be responsible for Executive’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. Executive acknowledges and agrees that the Company makes no guarantee with respect to the treatment of the Shares hereunder, including whether they in fact qualify as “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43. Executive understands that Executive may file an election under Section 83(b) of the Code with the IRS within thirty (30) days from the date of transfer. The form for making this election is attached as Exhibit A-3 hereto. EXECUTIVE ACKNOWLEDGES THAT IT IS EXECUTIVE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF EXECUTIVE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE EXECUTIVE’S BEHALF.

(b)Pursuant to such procedures as the Administrator may specify from time to time, the Company shall withhold the minimum amount required to be withheld by applicable law for the payment of income, employment and other taxes which the Company determines may be required to be withheld (such amount, the “Withholding Taxes”) with respect to the grant of Shares hereunder and/or the vesting of the Shares: (i) withholding the amount of such Withholding Taxes from Executive’s paycheck(s), (ii) requiring Executive to make appropriate arrangements with the Company (or the member of the Flextronics Group employing or retaining Executive) for the satisfaction of such Withholding Taxes, or (iii) a combination of the foregoing. The Company shall not retain fractional Shares to satisfy any portion of the Withholding Taxes. Accordingly, if any withholding is performed through the withholding of Shares, Executive shall pay to the Company an amount in cash or a cash equivalent that is sufficient to satisfy the remaining portion of the Withholding Taxes due and payable as a result of the Company not retaining fractional Shares. Should the Company be unable to procure such cash amounts from Executive, Executive agrees and acknowledges that Executive is giving the Company permission to withhold from Executive’s paycheck(s) an amount equal to the remaining portion of the Withholding Taxes due and payable as a result of the Company not retaining fractional Shares.

5.No Guarantee of Continued Service. EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING EXECUTIVE) AND NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER. EXECUTIVE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH EXECUTIVE’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING EXECUTIVE) TO TERMINATE EXECUTIVE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

6.Forfeiture.

(a)Termination for Cause. In the event Executive’s continuous status as a Service Provider terminates for Cause, all Shares shall be immediately and automatically forfeited by Executive and re-purchased at their par value, $0.0005 per Share, as it may be adjusted pursuant to the M&AA, by the Company from the Executive and the Register of Members of the Company shall be updated accordingly to reflect such re-purchase.

(b)Termination other than for Cause. In the event Executive ceases to be a Service Provider, for any reason other than termination for Cause, including, without limitation, by reason of Executive’s death or disability, (i) any Unreleased Shares shall be immediately and automatically forfeited by Executive and re-purchased at their par value, $0.0005 per Share, as it may be adjusted pursuant to the M&AA, by the Company from the Executive and the Register of Members of the Company shall be updated accordingly to reflect such re-purchase and (ii) the Company shall have the right, but not the obligation (the “Repurchase Option”) to repurchase any Released Shares at a price per share equal to the fair market value of the shares at the time the Repurchase Option is exercised, as determined by the Administrator in its sole discretion (the “Repurchase Price”). The Repurchase Option shall be exercised within 90 days of the Executive’s termination date by the Company by delivering written notice to the Executive, or in the event of Executive’s death, the Executive’s executor and, at the Company’s option (i) by delivering to the Executive or the Executive’s executor a check in the amount of the aggregate Repurchase Price. Upon delivery of such notice, the payment of the aggregate Repurchase Price and the updating of the Register of Members of the Company to reflect the same, the Company shall become the legal and beneficial owner of the Repurchased Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Repurchased Shares being repurchased by the Company.

7.Vesting. Following the Issue Date, 25% of the Shares subject to this Agreement shall vest on the one year anniversary of [_________________] (the “Vesting Commencement Date”) and an additional 25% of the Shares subject to this Agreement shall vest yearly on the anniversary of the Vesting Commencement Date (and if there is no corresponding day, on the last day of the month), subject to Executive continuing to be a Service Provider through each such date.

Any of the Shares that vest pursuant to the terms and conditions of this Section 7 are referred herein as “Released Shares.” Any of the Shares that do not vest pursuant to the terms and conditions of this Section 7 are referred to herein as “Unreleased Shares.”

8.Treatment of Shares upon Deemed Liquidation Event or Initial Public Offering. In the event of a Deemed Liquidation Event (as defined in the Second Amended and Restated Memorandum of Association of Elementum SCM Cayman Ltd. (“Elementum”)) or upon any initial public offering of Elementum (“Initial Public Offering”), all Shares will be treated as the Administrator determines in its sole discretion, without Executive’s consent. In connection with any distribution that may be made in the sole discretion of the Administrator following a Deemed Liquidation Event or Initial Public Offering, Executive hereby agrees to execute and deliver to the Company all agreements as may required by the Administrator, in its sole discretion, including but not limited to any lock-up agreements or agreements regarding transfer restrictions.

9.Restriction on Transfer. Except for the escrow described in Section 10, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way other than by will or the laws of descent and distribution, unless otherwise determined by the Administrator, who may, in their absolute discretion, decline to register any transfer of Shares without giving any reason. Any distribution or delivery to be made to Executive under this Agreement shall, if Executive is then deceased, be made to Executive’s designated beneficiary, or if no beneficiary survives Executive, to the administrator or executor of Executive’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

10.Escrow of Shares.

(a)Executive will, upon execution of this Agreement, deliver and deposit with Flextronics International Ltd. (or such other escrow holder that may be designated by the Company) (the “Escrow Holder”) the share certificates representing the Unreleased Shares, together with the Share Transfer Form (the “Share Assignment”) duly endorsed in blank, attached hereto as Exhibit A-1. The Unreleased Shares and Share Assignment shall be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Executive attached as Exhibit A-2 hereto, until such time as the Shares vest pursuant to this Agreement.

(b)The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Unreleased Shares in escrow and while acting in good faith and in the exercise of its judgment.

(c)Upon forfeiture of Unreleased Shares by Executive and related re-purchase of Shares by the Company as set out in section 6 (Forfeiture) above, the Escrow Holder shall return the certificate or certificates evidencing such Unreleased Shares to the Company and the Company shall arrange for the Company's Register of Members to be updated accordingly.

(d)If a portion of the Shares has vested, upon Executive’s request the Escrow Holder shall promptly cause a new certificate to be issued for such released Shares and shall deliver such certificate to the Company or Executive, as the case may be.

(e)Executive shall not have any rights to receive any payments or distributions with respect to any portion of the Shares that have not vested as of the time of such payments or distributions, in accordance with the terms of the M&AA and this Agreement.

(f)In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock or share dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Shares, the Shares shall be increased, reduced or otherwise changed, and by virtue of any such change Executive shall in his or her capacity as owner of Unreleased Shares that have been awarded to him or her be entitled to new or additional or different shares in the capital of the Company or securities (other than rights or warrants to purchase securities); such new or additional or different shares or securities shall thereupon be considered to be “Unreleased Shares” and shall be subject to all of the conditions and restrictions which were applicable to the Unreleased Shares pursuant to this Agreement. If Executive receives rights or warrants with respect to any Unreleased Shares, such rights or warrants may be held or exercised by Executive, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants shall be considered to be Unreleased Shares and shall be subject to all of the conditions and restrictions which were applicable to the Unreleased Shares pursuant to this Agreement. The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

11.Restrictive Legends and Stop-Transfer Orders.

(a)Legends. Executive understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND FORFEITURE RIGHTS HELD BY OR IN FAVOR OF THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE FOUNDER RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND FORFEITURE TERMS ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b)Stop-Transfer Notices. Executive agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records, including in its Register of Members.

(c)Refusal to Transfer. The Company shall not be required (i) to enter the transfer in its Register of Members of any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as a member of the Company or as owner of such Shares or to accord the right to vote or pay dividends to any Executive or other transferee to whom such Shares shall have been so transferred.

12.Notices. Any notice, demand or request required or permitted to be given by either the Company or Executive pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.
Any notice to the Escrow Holder shall be sent to the Company’s address with a copy to the other party not sending the notice.

13.No Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

14.Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Executive and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Executive under this Agreement may only be assigned with the prior written consent of the Company.

15.Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Executive or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

16.Additional Documents. Executive agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

17.Controlling Law; Dispute Resolution; Waiver of Jury Trial.
(a)This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, exclusive of conflict or choice-of-law rules, and the parties hereby consent to the personal and exclusive jurisdiction and venue of the California state courts and the federal courts located in Santa Clara County, California.

(b)Notwithstanding the foregoing, except with respect to enforcing claims for injunctive or equitable relief, any dispute, claim or controversy arising out of or relating in any way to this Agreement or the interpretation, application, enforcement, breach, termination or validity thereof (including any claim of inducement of this Agreement by fraud and including determination of the scope or applicability of this agreement to arbitrate) or its subject matter (collectively, “Disputes”) shall be determined by binding arbitration before one arbitrator. The arbitration shall be administered by JAMS conducted in accordance with the expedited procedures set forth in the JAMS Comprehensive Arbitration Rules and Procedures as those Rules exist on the effective date of this Agreement, including Rules 16.1 and 16.2 of those Rules. Notwithstanding anything to the contrary in this Agreement, the Federal Arbitration Act shall govern the arbitrability of all Disputes. The arbitration shall be held in Santa Clara County, California, and it shall be conducted in the English language. The parties shall maintain the confidential nature of the arbitration proceeding and any award, including the hearing, except as may be necessary to prepare for or conduct the arbitration hearing on the merits, or except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an award or its enforcement, or unless otherwise required by law or judicial decision. The arbitrator shall have authority to award compensatory damages only and shall not award any punitive, exemplary, or multiple damages, and the parties waive any right to recover any such damages. Judgment on any award in arbitration may be entered in any court of competent jurisdiction. Notwithstanding the above, each party shall have recourse to any court of competent jurisdiction to enforce claims for injunctive and other equitable relief.

(c)IN THE EVENT OF ANY DISPUTE BETWEEN THE PARTIES, WHETHER IT RESULTS IN PROCEEDINGS IN ANY COURT IN ANY JURISDICTION OR IN ARBITRATION, THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY, AND HAVING HAD AN OPPORTUNITY TO CONSULT WITH COUNSEL, WAIVE ALL RIGHTS TO TRIAL BY JURY, AND AGREE THAT ANY AND ALL MATTERS SHALL BE DECIDED BY A JUDGE OR ARBITRATOR WITHOUT A JURY TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW. To the extent applicable, in the event of any lawsuit between the parties arising out of or related to this Agreement, the parties agree to prepare and to timely file in the applicable court a mutual consent to waive any statutory or other requirements for a trial by jury.

18.Entire Agreement. This Agreement (including the exhibits referenced herein) and the M&AA constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Executive with respect to the subject matter hereof, and may not be modified adversely to the Executive’s interest except by means of a writing signed by the Company and Executive.

19.Defined Terms. Terms not defined in this Agreement are defined in Exhibit B attached hereto.
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Executive has reviewed this Agreement and the M&AA in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Executive hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement. Executive further agrees to notify the Company upon any change in the residence address indicated below.

EXECUTIVE	ELEMENTUM HOLDING LTD.

Signature	By

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